FOR IMMEDIATE RELEASE

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Genitope Corporation
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IR@genitope.com

GENITOPE CORPORATION SIGNS LEASES FOR NEW COMMERCIAL MANUFACTURING FACILITY AND CORPORATE
HEADQUARTERS

REDWOOD CITY, Calif. – May 23, 2005 – Genitope Corporation today announced that it has signed leases for its commercial manufacturing facility and new corporate headquarters. The facility will be located in the Ardenwood Technology Park in Fremont, California owned by Peery-Arrillaga. The Company plans to initiate the build out of the 220,000 square foot, two-building campus as soon as the design is finalized and all required permits, etc. are obtained. Following the build out of the property, the campus will house both the company’s corporate headquarters and its production facility dedicated to the commercial manufacture of MyVax® Personalized Immunotherapy.

“With the signing of these leases, we take a significant step in our transition into a true commercial enterprise,” said Dan W. Denney, Jr. Ph.D., chairman and chief executive officer of Genitope Corporation. “Together with our recent management-level hires in manufacturing and process science, the new facility is designed to give us the capacity to meet anticipated demand for MyVax® Personalized Immunotherapy, if approved by the FDA.”

The initial terms of these leases are 15 and a half years, with two five-year options to extend each lease. In addition the Landlord granted Genitope Corporation a three-year option for additional space on adjacent property.

Mark Pearson, a principal in the Palo Alto office of Cresa Partners served as broker to Genitope Corporation.

About Genitope Corporation

Genitope Corporation is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® Personalized Immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. Genitope Corporation is conducting a pivotal phase 3 clinical trial using MyVax® Personalized Immunotherapy in previously untreated follicular non-Hodgkin’s lymphoma patients. Genitope Corporation is based in Redwood City, California.

Forward Looking Statements

This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including statements about the build out of the new facility, the capacity of the manufacturing facility, the receipt of FDA approval and the transition into a true commercial enterprise. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, the progress and timing of its clinical trials, difficulties or delays in researching, developing, testing and obtaining regulatory approval of MyVax® Personalized Immunotherapy, economic conditions, its ability to obtain additional financing to support its operations, competition from other pharmaceutical or biotechnology companies, the risks of growth, its dependence on key personnel, pending litigation and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2005. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.         .